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                                                                    EXHIBIT 99.1

   FOR IMMEDIATE RELEASE
   May 14, 2002                              Contact: Mark Kahil (713) 654-9506

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                 STERLING CHEMICALS FILES PLAN OF REORGANIZATION

HOUSTON, TEXAS, MAY 14, 2002 - STERLING CHEMICALS HOLDINGS, INC. (STXX), Sterling Chemicals, Inc. and certain of their direct and indirect U.S. subsidiaries (collectively, the "Company" or "Sterling") today filed their proposed plan of reorganization and related disclosure statement with the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division. Sterling Chemicals Holdings, Inc. and most of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on July 16, 2001.

         "The filing of our reorganization plan is an important milestone in Sterling's financial restructuring" said David G. Elkins, Sterling's President and Co-Chief Executive Officer. "The plan is based on an overall structure that was developed through extensive discussions with our major creditor groups. Looking forward, we hope to successfully conclude the negotiations with our creditors so that the plan, with appropriate modifications, can be confirmed and consummated during the third calendar quarter. The plan will achieve one of our primary goals, which is to emerge from Chapter 11 with a much-improved and viable capital structure."

         The plan of reorganization, as filed, is premised upon an asset separation structure, with Sterling's pulp chemicals business being separated from the Company's core petrochemicals business. Equity ownership of the pulp chemicals business will be transferred to the holders of the Company's 12?% Senior Secured Notes, while equity ownership of the petrochemicals business will be shared, in percentages to be determined, by one or more new equity investors and the holders of unsecured claims. Under the plan, the interests of the Company's current stockholders would be eliminated. The plan calls for the infusion of up to $80 million by the new equity investors, $50 million of which will be invested at the time the Company emerges from Chapter 11.

         The disclosure statement is subject to the approval of the Bankruptcy Court before being mailed to creditors for solicitation of their approval of the plan. As bankruptcy law does not permit solicitation of an acceptance or rejection of a plan of reorganization until a disclosure statement relating to the plan is approved by the Bankruptcy Court, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the plan. Sterling will emerge from Chapter 11 if and when the plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court. The plan is subject to supplementation, modification and amendment prior to confirmation.

         The entities included in the Chapter 11 bankruptcy proceeding own and operate the Company's manufacturing facilities in Texas City, Texas; Pace, Florida; and Valdosta, Georgia. The Company's foreign subsidiaries, including those in Canada, Australia and Barbados, are not included in the bankruptcy cases.



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         Based in Houston, Texas, Sterling Chemicals Holdings, Inc. is a holding company that, through its operating subsidiaries, manufactures petrochemicals, acrylic fibers and pulp chemicals, and provides large-scale chlorine dioxide generators to the pulp and paper industry. Sterling has a petrochemicals plant in Texas City, Texas; an acrylic fibers plant in Santa Rosa County, Florida; and pulp chemical plants in Grande Prairie, Alberta; Saskatoon, Saskatchewan;
Thunder Bay, Ontario; Vancouver, British Columbia; Buckingham, Quebec and Valdosta, Georgia.

                                      # # #

         The information in this news release relating to matters that are not historical facts constitutes forward-looking information covered by the safe harbor created by Section 27A of the Securities Act of 1933 and
         Section 21E of the Securities Exchange Act of 1934. The forward-looking information is based upon current information and expectations regarding Sterling and its subsidiaries. The estimates, forecasts and statements contained in or implied by the forward-looking information speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to evaluate and predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted by or in the forward-looking information. Important factors that could cause actual results to differ materially from what is expressed, implied or forecasted by or in the forward-looking information include the timing and extent of changes in commodity prices and global economic conditions, industry production capacity and operating rates, the supply-demand balance for Sterling's products, competitive products and pricing pressures, increases in raw materials costs, the ability to obtain raw materials and energy resources from third parties at reasonable prices and on acceptable terms, federal and state regulatory developments, Sterling's high financial leverage, the availability of skilled personnel and operating hazards attendant to the industry, as well as other risk factors discussed in Sterling's filing with the Securities and Exchange Commission, including Sterling's annual Report of Form 10-K and Quarterly Reports on Form 10-Q. Sterling assumes no obligation to update the information contained in this press release.